Chamberlin Law Office, P.A.
                         G. Richard Chamberlin, attorney
                           Florida & Georgia Bars only
                     1941 Southeast 51st Terrace, Suite 800
                              Ocala, Florida 34471

May 3, 1999

Al Sanders
Liberty Transfer Co.
191 New York Avenue
Huntington, New York 11743

Facsimile: 516-385-1619

Re: Equity Growth Systems, inc. ("Equity")

Dear Mr. Sanders:

     Please be advised that certain stock certificates have been issued improperly pursuant to Rule 504 as free trading stock. A list of addresses of the stockholders who have been improperly issued Rule 504 stock are attached as exhibit "A".

     The Rule 504 exemption is not available because Equity has been subject to reporting requirements pursuant to Section 13 or 15(d) since 1964.

     All stock issued pursuant to Rule 504 should be returned for a proper legend or be canceled.

     You are directed by Equity to take the following actions:

1. Have your records reflect that the subject stock should be reclassified as having been issued in reliance on Sections 4(2) of the Securities Act, and thus subject to Rule 144, with the Rule 144 period being applied retroactively to the time of issuance.

2. Request from each shareholder that the stock be surrendered for proper legending.

3. Do not permit trading in the securities unless Rule 144 is fully complied with.

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     Please note, that Carrington  Capital has agreed to return 25,000 shares of free trading stock to you for Rule 144 legending. Please call my office when these shares are received.

     Thank you for cooperation in this matter. If you have any questions please give me a call at 352-694-6714.

                           Sincerely,
                 /s/ G. Richard Chamberlin /s/
               ----------------------------------
                   G. Richard Chamberlin, Esq
           Attorney for Equity Growth Systems, inc.

cc:  Charles J. Scimeca, President of Equity Growth Systems, inc.
     Leonard Miles Tucker, President of Yankee Companies, Inc. & Carrington Capital Corp.
     William A. Calvo, III, Vice-President of Yankee Companies, Inc.
     Larry Bowman, CPA for Equity Growth Systems, inc.
     Directors Of Equity Growth Systems, inc.
     United States Securities and Exchange Commission

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